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                                                                  Exhibit 8.1

            [Letterhead of Skadden, Arps, Slate, Meagher & Flom LLP]



                                              April 7, 2000



Jostens, Inc.
5501 Norman Center Drive
Minneapolis, Minnesota  55437


Ladies and Gentlemen:

          We have acted as counsel to Jostens, Inc., a Minnesota corporation ("Jostens"), in connection with the preparation of the Proxy Statement/Prospectus, which is included in the Registration Statement on Form S-4 (the "Registration Statement") filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), relating to the proposed merger (the "Merger") pursuant to the Minnesota Business Corporation Act of Saturn Acquisition Corporation, a Minnesota corporation ("MergerCo") with and into Jostens, pursuant to the Agreement and Plan of Merger dated as of December 27, 1999 by and between Jostens and MergerCo (the "Merger Agreement"). In accordance with the require ments of Item 601(b)(8) of Regulation S-K we are rendering our opinion concerning certain federal income tax consequences of the Merger. Capitalized terms used and not defined herein shall have the meaning ascribed to them in the Merger Agreement.

          In rendering our opinion, we have examined and relied upon the accuracy and completeness of the facts, information, covenants and representations contained in originals or copies, certified or otherwise identified to our satisfaction, of the Merger Agreement (including the exhibits and schedules thereto), the Regis tration Statement, and such other documents as we have deemed necessary or appropriate as a basis for the opinion set forth below. Our opinion is conditioned on, among other things, the initial and continuing accuracy of the facts, information,
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Jostens, Inc.
April 7, 2000
Page 2

covenants and representations set forth in the documents referred to above and the statements, representations and agreements made by Jostens, MergerCo and others. For purposes of rendering our opinion, have assumed that such statements, represen tations and covenants made by Jostens, MergerCo and others are true without regard to any qualification as to knowledge or belief.

          In our examination we have assumed the genuineness of all signa tures, the legal capacity of natural persons, the authenticity of all documents submit ted to us as originals, the conformity to original documents of all documents submit ted to us as certified or photostatic copies and the authenticity of the originals of such copies. We also have assumed that the transactions related to the Merger or contem plated by the Merger Agreement will be consummated in accordance with the Merger Agreement and as described in the Registration Statement, and that none of the terms and conditions contained therein will have been waived or modified in any material respect prior to the Effective Time.

          In rendering our opinion, we have considered applicable provisions of the Internal Revenue Code of 1986, as amended (the "Code"), Treasury Regulations promulgated thereunder (the "Regulations"), pertinent judicial authorities, rulings of the Internal Revenue Service and such other authorities as we have considered relevant. It should be noted that the Code, Regulations, judicial decisions and administrative interpretations are subject to change at any time and, in some circum stances, with retroactive effect. A change in any of the authorities upon which our opinion is based could affect our conclusions herein.

Opinion

          Based solely upon and subject to the foregoing, and the qualifications, assumptions and limitations set forth under the caption "THE MERGER - United States Federal Income Tax Considerations" in the Proxy Statement/Prospectus, the discussion set forth under the caption "THE MERGER - United States Federal Income Tax Considerations" in the Proxy Statement/Prospectus, to the extent relating to matters of U.S. federal income tax law, is our opinion as to the material U.S. federal income tax consequences of the Merger to holders of Jostens common stock under current law.
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Jostens, Inc.
April 7, 2000
Page 3

          Except as set forth above, we express no opinion to any party as to the tax consequences, whether federal, state, local or foreign, of the Merger or of any transactions related thereto or contemplated by the Merger Agreement or the Regis tration Statement. We disclaim any undertaking to advise you of any subsequent changes of the facts stated or assumed herein or any subsequent changes in applica ble law. We hereby consent to the filing of this opinion as an exhibit to the Registra tion Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.

                                 Very truly yours,

                                 /s/ Skadden, Arps, Slate, Meagher & Flom LLP